Exhibit 99.1

Toyota Business Highlights 3Q FY2015



TOYOTA MOTOR SALES (TMS), U.S.A. INC. MONTHLY RESULTS

- The U.S. automobile SAAR figure for February 2015 came in at 16.2M units, up from 15.3M units in February 2014.

- TMS February 2015 sales totaled 180,467 units, up 13.3% from February 2014 volume.

- Corolla February 2015 sales volume rose 10% compared to February 2014 volume. Lexus GS sales rose 17.6% in February 2015 compared to February 2014 volume. Lexus RX sales rose 14.2% in February 2015 compared to February 2014 volume.

- North American production for February 2015 totaled 133,333 units, a volume increase of 15.6% from February 2014 .

U.S. light vehicle seasonally adjusted annual rate (SAAR) and Toyota Motor Sales (TMS), U.S.A. Inc. sales Feb 2010 - Feb 2015


Seasonally adjusted annual rate (units in millions)
Toyota U.S. light vehicle sales (units in thousands)
20
18
16
14
12
10
8
6
300
250
200
150
100
50
0
Feb-10
May-10
Aug-10
Nov-10
Feb-11
May-11
Aug-11
Nov-11
Feb-12
May-12
Aug-12
Nov-12
Feb-13
May-13
Aug-13
Nov-13
Feb-14
May-14
Aug-14
Nov-14
Feb-15

Source: Toyota, Bloomberg, Ward's Automotive Group.
Toyota Division represents Toyota and Scion vehicle sales.
Scion sales for February 2015 totaled 3,864 units, down 14.7% from February 2014 Scion volume.
TMS monthly results include fleet sales volume.

Toyota Motor Sales, U.S.A. Inc. February 2015 unit sales


Toyota Division
Lexus
157,472
22,995

Toyota U.S. February 2015 unit sales - Toyota Division Top 5 makes


Feb-15
Feb-14

	Feb-14	Feb-15
Camry	28,998	32,942
Corolla	25,299	27,839
Prius	12,861	12,018
RAV4	16,451	21,943
Tacoma	10,942	12,372

Toyota U.S. February 2015 unit sales - Lexus Division Top 5 makes


Feb-15
Feb-14

	Feb-14	Feb-15
RX	5,682	6,490
ES	4,360	4,192
IS	3,517	3,383
GS	1,574	1,851
GX	1,590	1,653

TOYOTA MOTOR CORPORATION (TMC) FINANCIAL RESULTS

Yen in millions

TMC consolidated financial performance	Q3 FY2014	Q3 FY2015
Net Revenues	¥6,229,811	¥6,742,115
Operating Income (Loss)	600,509	762,880
Net Income attributable to TMC (Loss)	525,464	600,027

TMC Consolidated Balance Sheet		
Current Assets	¥14,796,226	¥17,016,614
Noncurrent finance receivables, net	8,216,877	9,478,700
Total Investments and other assets	9,965,224	11,217,219
Property, plant and equipment, net	7,539,817	9,009,691
Total Assets	¥40,518,144	¥46,722,224
Liabilities	¥25,634,682	¥29,594,075
Shareholders' equity	14,883,462	17,128,149
Total Liabilities and Shareholders' Equity	¥40,518,144	¥46,722,224

Operating Income (Loss) by geographic region		
Japan	¥331,397	¥424,810
North America	112,532	183,755
Europe	17,707	33,274
Asia	110,078	107,698
Other‡	32,202	29,341
Inter-segment elimination and/or unallocated amount	-3,407	-15,998



Production (units)	Q3 FY2014	Q3 FY2015
Japan	1,031,356	993,782
North America	433,913	485,986
Europe	132,406	149,551
Asia	509,667	438,890
Other‡	125,489	127,318

Sales (units)	Q3 FY2014	Q3 FY2015
Japan	540,214	497,933
North America	664,168	712,518
Europe	222,779	219,361
Asia	421,704	373,895
Other‡	467,897	458,929

‡ "Other" consists of Central and South America, Oceania, Africa and the Middle East.
Source: Toyota Motor Corporation company filings.

TOYOTA MOTOR CREDIT CORPORATION (TMCC) FINANCIAL RESULTS

- Our consolidated net income was $307 million in Q3 FY2015, compared to $193 million in Q3 FY2014. The increase in net income for the third quarter of FY2015 was primarily due to an increase in total financing revenue of $236 million. In addition, interest expense decreased by $225 million driven by gains on derivatives, which was offset by an increase of $215 million in depreciation on operating leases and an increase of $72 million in the provision for income taxes.

- Total financing revenues increased 12.6 percent during the third quarter of FY2015, as compared to the same period in FY2014 .

- Net charge-offs as a percentage of average gross earning assets increased by 0.05% in Q3 FY2015 compared to Q3 FY2014.

- Aggregate balances for accounts 60 or more days past due as a percentage of gross earning assets increased by 0.02% in Q3 FY2015 compared to Q3 FY2014.

U.S. dollars in millions

TMCC financial performance	3Q 2014	3Q 2015
Total financing revenues	$1,876	$2,112
Income before income taxes	306	492
Net Income	193	307
Debt-to-Equity Ratio	11.2x	10.6x



TFS - Market Share[1]
3Q 2014
3Q 2015
3Q 2015
59.8%
3Q 2014
64.2%



TMCC - Percentage of contracts subvened
3Q 2014
3Q 2015
100%
80%
60%
40%
20%
0%
55.1%
63.3%
26.0%
23.9%
92.5%
88.1%
New retail contracts
Used retail contracts
Lease contracts



TMCC - Vehicle financing volume
3Q 2014
3Q 2015
units in thousands
200
150
100
50
0
167
150
73
67
107
118
New retail contracts
Used retail contracts
Lease contracts



TMCC - Consumer portfolio credit performance*
Net charge-offs as a percentage of average gross earning assets
Aggregate balances for accounts 60 or more days past due as a percentage of gross earning assets
0.75%
0.50%
0.25%
0.00%
3Q 2011
3Q 2012
3Q 2013
3Q 2014
3Q 2015

[1]*TFS market share represents the percentage of total domestic TMS sales of new Toyota, Lexus and Scion vehicles financed by us, excluding non-Toyota/Lexus/Scion sales, sales under dealer rental car and commercial fleet programs and sales of a private Toyota distributor.*

**TMCC consumer portfolio includes TMCC and its consolidated subsidiaries*

NORTH AMERICAN SHORT-TERM FUNDING PROGRAMS

- Toyota Motor Credit Corporation (TMCC), Toyota Credit de Puerto Rico Corp. (TCPR), and Toyota Credit Canada Inc. (TCCI)† maintain direct relationships with institutional commercial paper investors through its **Sales & Trading team**, providing each access to a variety of domestic and global markets through three, distinct 3(a)(3) programs.

- As of 12/31/2014, TMCC and TCPR commercial paper programs had an outstanding balance of $27.5 billion. As of 12/31/2014, TMCC and TCPR commercial paper programs had a weighted average remaining maturity of 80 days.



TMCC consolidated financial liabilities comparison
Amount ($billions)
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
7.2
47.9
27.0
9.3
51.0
27.5
12/31/2013
12/31/2014
Secured notes & loans payable
Unsecured notes & loans payable
Commercial Paper

†*TCCI and TMCC are subsidiaries of Toyota Financial Services Corporation, a wholly-owned subsidiary of Toyota Motor Corporation.*
[2]*TMCC consolidated financial liabilities include TMCC and its consolidated subsidiaries, which includes TCPR.*

**Figures above do not incorporate the Carrying Value Adjustments.*

LET'S GO PLACES

- In 2017, Toyota Financial Services plans to relocate its headquarters to Plano, Texas in order to join Toyota Motor Sales, U.S.A., Inc.; Toyota Motor Engineering & Manufacturing North America, Inc.; and Toyota Motor North America as the Toyota affiliates unify their respective headquarters there to create a single, state-of-the-art Toyota headquarters and pursue the One Toyota vision in North America.
- Continue to reference the Investor Relations section of **www.toyotafinancial.com**, for important information and filings.

Forward looking statements are subject to risks and uncertainties that could cause actual results to fall short of current expectations. Toyota and its affiliates discuss these risks and uncertainties in filings they make with the Securities and Exchange Commission. This presentation does not constitute an offer to purchase any securities. Any offer or sale of securities will be made only by means of a prospectus and related documentation.

The Toyota Financial Services Sales & Trading team engages in direct dialogue with institutional investors delivering a variety of fixed income products to meet our clients' investment objectives and risk tolerances. We focus on providing simple, personal, and proactive service in the execution of all trades.

Sales and Trading Contacts

Nicholas Ro **Sales & Trading Manager** (310) 468-7758 nicholas_ro@toyota.com	**Darren Marco** **Region Manager** (310) 468-5330 darren_marco@toyota.com	**Jason Katzen** **Region Manager** (310) 468-3509 jason_katzen@toyota.com
Jeffrey DeSilva **Funding & Liquidity Analyst** (310) 468-1366 jeffrey_DeSilva@toyota.com	**Alec Small** **Funding & Liquidity Analyst** (310) 468-7431 alec_small@toyota.com	**Siva Vadlamannati** **Funding & Liquidity Analyst** (310) 468-3509 siva_Vadlamannati@Toyota.com